EXHIBIT 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Pengrowth Corporation as Administrator of
Pengrowth Energy Trust

We consent to the use of our audit report dated February 29, 2004 except for Note 11 which is as of March 4, 2004, on the consolidated balance sheets of Pengrowth Energy Trust (the “Trust”) as at December 31, 2003 and 2002, and the consolidated statements of income, trust unitholders’ equity and cash flow for each of the years in the two-year period ended December 31, 2003, which is incorporated by reference in the Registration Statement on Form 40‑F (the “Registration Statement”) of the Registrant dated July 13, 2004, and to the inclusion of our Comments for US Readers on Canada‑US Reporting Differences which appears in the Registration Statement.

KPMG LLP
Chartered Accountants
Calgary, Canada
February 29, 2004 except for Note 11 which is as of March 4, 2004

COMMENTS BY AUDITOR FOR US READERS ON CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principle that has a material effect on the comparability of the Trust’s financial statements, such as the change described in Note 3 to the consolidated financial statements. Our report to the unitholders dated February 29, 2004 except for Note 11 which is as of March 4, 2004, incorporated by reference herein, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

KPMG LLP
Chartered Accountants
Calgary, Canada
February 29, 2004 except for Note 11 which as of March 4, 2004